EXHIBIT 99.1

Premier Exhibitions Reports Third Quarter Fiscal 2014 Results

ATLANTA, Jan. 13, 2014 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the third quarter of fiscal 2014 ended November 30, 2013.

Comparing the third fiscal quarter 2014 with the prior year's third fiscal quarter:

  Total revenue decreased 19.2% to $6.4 million compared to $7.9 million in the third quarter of fiscal 2013. Exhibition and merchandise revenue in the third quarter of fiscal 2014 were negatively impacted by strong comparisons, as we presented this quarter in smaller markets and had weaker attendance. Exhibition revenue was also negatively impacted by approximately $600 thousand (based on comparable results for the same period of fiscal 2013) due to the Hurricane Sandy-related shutdown of the semi-permanent exhibitions at The South Street Seaport in New York City.
  Gross profit decreased to $2.4 million from $3.5 million in last year's third fiscal quarter.
  Net loss after non-controlling interest was $233 thousand, or $0.00 per diluted share, compared to a net loss after non-controlling interest of $830 thousand, or $0.02 per diluted share, in last year's third fiscal quarter. The improvement was due to a non-cash gain on a note payable this quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $(0.7) million, a decrease of $1.3 million from the prior year's results.
  Total exhibition days were 1,170 compared to 1,246 in the third fiscal quarter of 2013.
  Average attendance per exhibition day was 298 compared to 399 in last year's third fiscal quarter.
  Average ticket prices at semi-permanent museum and other locations increased 0.5% to $16.08 compared to $16.00 in the third quarter of fiscal 2013.
  General and administrative expenses decreased 2.1% to $3.2 million, compared to $3.3 million in last year's third fiscal quarter as the Company incurred lower salaries and wages and stock compensation expense that were offset largely by an increase in professional fees during the third quarter of fiscal 2014.
  The Company recognized a gain on note payable fair market value adjustment of $2.4 million during the third quarter of fiscal 2014, based upon updated future cash flow projections of the exhibitions related to the AEG Live, LLC note payable.
  During the three months ended November 30, 2013, the Company wrote-off assets of $798 thousand. This write-off represents the assets related to the termination of the non-binding letter of intent for the sale of the Titanic assets and long-term development cost related to an exhibition that was under production but terminated by the Company.
  On November 30, 2013, the Company had total cash and marketable securities of $4.4 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "Given the strong exhibition and merchandise comparisons from the prior year, including contributions from the Seaport in New York City, our lackluster performance during the third quarter of fiscal 2014 was not unexpected yet still disappointing. The decline in revenue was due to lower attendance levels and fewer merchandise sales, and while our cost controls remain tight, we could not reduce expenses sufficiently to stave off decreases in gross profit and adjusted EBITDA."

Little continued, "Growing our revenue stream from current levels through new content development and securing self-operated exhibition space in high tourist areas is critically important, but these objectives must also be executed in tandem with improving the performance of our existing properties. We will therefore be launching new creative messaging for our self-run exhibitions over the next few weeks to bring their stories to life across paid, owned and earned media with the goal of spurring renewed interest in these venues."

Samuel Weiser, Premier's President and Chief Executive Officer, stated, "We are moving forward with exciting new exhibition opportunities that, together with the One Day in Pompeii artifact-based exhibition, will further evolve and diversify our portfolio. Specifically, we are continuing to identify new content opportunities including our Ice AgeTM exhibition focused on the science of climate change and our Federal Bureau of Investigation project. In addition, we continue to explore new content across the full spectrum of opportunities. We believe our new content concepts will garner considerable public interest while affording us with margin-enhancing merchandising opportunities."

Third Fiscal Quarter 2014 Conference Call Information

Premier Exhibitions, Inc. will host a conference call to discuss its financial results on January 13, 2014, at 5:30 PM. (EST).  Investors in the U.S. can access the call by dialing 1-888-481-2877 and international callers may dial 1-719-325-2448. Callers should reference Conference ID number 7675063. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income.

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	November 30,	February 28,
	2013	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 3,996	$ 6,393
Certificates of deposit and other investments	407	407
Accounts receivable, net of allowance for doubtful accounts of $325, respectively	1,573	1,370
Merchandise inventory, net of reserve of $50 and $25, respectively	1,319	1,205
Deferred income taxes	8	8
Income taxes receivable	243	167
Prepaid expenses	2,323	1,177
Other current assets	348	562
Total current assets	10,217	11,289

Artifacts owned, at cost	2,906	2,933
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $18,979 and $17,333, respectively	9,990	9,280
Exhibition licenses, net of accumulated amortization of $5,808 and $5,664, respectively	1,890	2,034
Film, gaming and other application assets, net of accumulated amortization of $944 and $475, respectively	2,389	2,858
Other receivables, net of allowance for doubtful accounts of $819 and $574, respectively	--	34
Goodwill	250	250
Future rights fees, net of accumulated amortization of $329 and $0, respectively	4,051	4,380
Restricted assets	--	3,618
Long-term exhibition costs	138	843
Subrogation rights	250	250
Total Assets	$ 32,082	$ 37,770

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,049	$ 4,146
Income taxes payable	--	175
Deferred revenue	2,798	2,363
Current portion of capital lease obligations	40	24
Current portion of notes payable, net of discount of $47 and $362, respectively	124	5,080
Total current liabilities	7,011	11,788

Long-Term liabilities:
Lease abandonment	1,559	1,903
Deferred income taxes	8	8
Long-term portion of capital lease obligations	71	83
Long-term portion of notes payable, net of discount of $222 and $340, respectively	1,358	2,629
Total long-term liabilities	2,996	4,623

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 48,987,206 and 49,072,364 shares, respectively; outstanding 48,985,197 and 49,070,355 shares, respectively	5	5
Additional paid-in capital	53,743	53,807
Accumulated deficit	(34,240)	(34,916)
Accumulated other comprehensive loss	(462)	(471)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,045	18,424
Equity Attributable to Non-controlling interest	3,030	2,935
Total liabilities and shareholders' equity	$ 32,082	$ 37,770

				Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Income/(Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2013	2012	2013	2012
Revenue:
Exhibition revenue	$ 5,003	$ 5,453	$ 17,822	$ 25,024
Merchandise revenue	1,201	2,209	4,766	7,108
Management fee	188	250	563	611
Licensing fee	--	--	--	59
Total revenue	6,392	7,912	23,151	32,802

Cost of revenue:
Exhibition costs	3,565	3,559	9,737	12,206
Cost of merchandise sold	477	863	1,767	2,646
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	4,042	4,422	11,504	14,852

Gross profit	2,350	3,490	11,647	17,950

Operating expenses:
General and administrative	3,234	3,304	9,870	11,476
Depreciation and amortization	1,085	918	3,068	2,649
Gain on note payable fair market value adjustment	(2,414)	--	(2,414)	--
Write-off of assets	798	--	798	--
(Gain)/loss on disposal of assets	3	--	(71)	--
Contract and legal settlements	--	--	(297)	--
Total operating expenses	2,706	4,222	10,954	14,125

Income/(loss) from operations	(356)	(732)	693	3,825

Interest expense	(66)	(211)	(303)	(543)
Gain on debt modification	--	10	--	81
Other income	71	3	218	20

Income/(loss) before income taxes	(351)	(930)	608	3,383

Income tax expense/(benefit)	(163)	49	(163)	277

Net income/(loss)	(188)	(979)	771	3,106
Less: Net (income)/loss attributable to non-controlling interest	(45)	149	(95)	(58)
Net income (loss)/attributable to the shareholders of Premier Exhibitions, Inc.	$ (233)	$ (830)	$ 676	$ 3,048

Net income/(loss) per share:
Basic income/(loss) per common share	$ 0.00	$ (0.02)	$ 0.01	$ 0.06
Diluted income/(loss) per common share	$ 0.00	$ (0.02)	$ 0.01	$ 0.06

Shares used in basic per share calculations	49,234,187	48,029,592	49,284,177	47,988,433
Shares used in diluted per share calculations	49,234,187	48,029,592	49,433,927	49,094,927

Comprehensive income/(loss)	$ (224)	$ (830)	$ 684	$ 3,055

				Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income/(loss)	$ (188)	$ (979)	$ 771	$ 3,106

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,085	918	3,068	2,649
Lease abandonment	(77)	(150)	(344)	(439)
Gain on note payable fair market value adjustment	(2,414)	--	(2,414)	--
Write-off of assets	798	--	798	--
Gain on debt modification	--	(10)	--	(81)
Stock-based compensation	134	96	285	649
Allowance for doubtful accounts	84	93	245	288
Amortization of debt discount	64	211	296	540
(Gain)/loss on disposal of assets	3	--	(71)	--
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(229)	882	(203)	(296)
(Increase)/decrease in merchandise inventory, net of reserve	73	98	(114)	(260)
Increase in prepaid expenses	(384)	(257)	(1,514)	(352)
(Increase)/decrease in other assets	160	(23)	214	(78)
Increase/(decrease) in income taxes receivable	10	(45)	(76)	91
Decrease in other receivables	(84)	(101)	(211)	(273)
Increase/(decrease) in long-term development costs	119	(160)	71	(160)
Decrease/(increase) in accounts payable and accrued liabilities	(424)	(55)	(97)	(364)
Decrease/(increase) in deferred revenue	1,001	350	435	(164)
Decrease/(increase) in income taxes payable	(175)	34	(175)	153
Total adjustments	(256)	1,881	193	1,903
Net cash provided/(used in) by operating activities	(444)	902	964	5,009

Cash flows from investing activities:
Purchases of property and equipment	(358)	(200)	(2,970)	(545)
Proceeds from disposal of assets	--	--	74	--
Acquisition of Exhibit Merchandising, LLC	--	--	--	(125)
Decrease in artifacts	7	10	27	47
Net cash used in investing activities	(351)	(190)	(2,869)	(623)

Cash flows from financing activities:
Proceeds from option and warrant exercises	--	--	185	136
Purchase of treasury stock	(534)	(18)	(534)	(96)
Payments on capital lease obligations	(7)	(2)	(22)	(2)
Payments on notes payable	--	(145)	(130)	(625)
Net cash used in financing activities	(541)	(165)	(501)	(587)

Effects of exchange rate changes on cash and cash equivalents	8	--	9	7

Net increase/(decrease) in cash and cash equivalents	(1,328)	547	(2,397)	3,806
Cash and cash equivalents at beginning of period	5,324	5,603	6,393	2,344
Cash and cash equivalents at end of period	$ 3,996	$ 6,150	$ 3,996	$ 6,150

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 2	10	$ 330	$ 52
Cash paid/(received) during the period for taxes	$ (68)	59	$ 88	$ 33
Supplemental disclosure of non-cash investing and financing activities:
Unrealized gain/(loss) on marketable securities	$ 1	$ --	$ (1)	$ --
Purchases of property and equipment under capital leases	$ --	$ --	$ 26	$ 115
Assets purchased with notes payable and equity in Premier Merchandising, LLC	$ --	$ --	$ --	$ 14,451

				Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2013	November 30, 2012	November 30, 2013	November 30, 2012
	3Q14	3Q13	3Q14	3Q13

Net income/(loss)	$ (188)	$ (979)	$ 771	$ 3,106
Income tax expense/(benefit)	(163)	49	(163)	277
Interest expense	66	211	303	543
Gain on debt	--	(10)	--	(81)
Other income	(71)	(3)	(218)	(20)
Gain on note payable fair market value adjustment	(2,414)	--	(2,414)	--
Write-off of assets	798	--	798	--
Gain on disposal of assets	3	--	(71)	--
Impact of Hurricane Sandy on New York-Seaport	121	320	908	320
Depreciation and amortization	1,085	918	3,068	2,649
Litigation settlement	--	--	(297)	--
Stock-based compensation	108	169	164	807
Adjusted EBITDA(1)	$ (655)	$ 675	$ 2,849	$ 7,601

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.
				Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2013	November 30, 2012	November 30, 2013	November 30, 2012
	3Q14	3Q13	3Q14	3Q13

Compensation, excluding stock-based compensation	$ 1,550	$1,870	$ 4,875	$ 5,697
Stock-based compensation	108	169	164	807
Bad debt expense	--	--	--	14
Legal and other professional fees	513	413	1,825	2,219
Rent and other office expenses	471	337	1,196	1,013
Other	592	515	1,810	1,726
General & Administrative expense	$ 3,234	$ 3,304	$ 9,870	$ 11,476
Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2013	November 30, 2012	November 30, 2013	November 30, 2012
	3Q14	3Q13	3Q14	3Q13

Admissions revenue	$ 4,274	$ 4,876	$ 15,103	$ 21,657
Non-refundable license fees	729	577	2,719	3,367
Total exhibition revenue	$ 5,003	$ 5,453	$ 17,822	$ 25,024

Total number of exhibitions presented	23	26	31	32
Semi-permanent exhibitions presented	7	7	7	8
Partnered exhibitions presented	10	18	17	21
Exhibitions rented to promoters or museums	6	1	7	3
Total operating days for semi-permanent, partner and rented exhibitions	1,170	1,246	3,590	4,205
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	304	497	1,237	2,245
Average attendance per day for semi-permanent and partnered exhibitions presented	298	399	386	534
Average ticket price for semi-permanent and partnered exhibitions presented	$ 16.08	$ 16.00	$ 14.72	$ 14.93
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 3.25	$ 3.54	$ 3.38	$ 3.25

Semi permanent exhibitions:
Total operating days	635	546	1,617	1,760
Total attendance (in 000's)	200	178	566	808
Average attendance per day	315	327	350	459
Average ticket price	$ 19.26	$ 22.99	$ 20.80	$ 22.10
Average retail per attendee	$ 3.23	$ 3.54	$ 3.61	$ 3.24

These key non-financial measurements do not include exhibitions under management.
					Table 7

Historical Statistics	Three Months Ended
	November 30, 2013	August 31, 2013	May 31, 2013	February 28, 2013	November 30, 2012
	3Q14	2Q14	1Q14	4Q13	3Q13
Total number of exhibitions presented	23	16	19	16	26
Semi-permanent exhibitions presented	7	7	5	5	7
Partnered exhibitions presented	10	7	12	10	18
Exhibitions rented to promoters or museums	6	2	2	1	1
Total operating days for semi-permanent, partner and rented exhibitions	1,170	1,298	1,122	1,150	1,246
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	304	388	546	459	497
Average attendance per day for semi-permanent and partnered exhibitions presented	298	347	510	399	399
Average ticket price for semi-permanent and partnered exhibitions presented	$ 16.08	$ 15.21	$ 13.62	$ 14.62	$ 16.00
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 3.25	$ 3.33	$ 3.67	$ 3.03	$ 3.54

Semi-permanent exhibitions:
Total operating days	635	522	460	448	546
Total attendance (in 000's)	200	194	172	135	178
Average attendance per day	315	372	374	302	327
Average ticket price	$ 19.26	$ 21.42	$ 21.90	$ 22.53	$ 22.99
Average retail per attendee	$ 3.23	$ 3.86	$ 3.75	$ 3.61	$ 3.54

These key non-financial measurements do not include the exhibitions under management.
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com